SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	September 17, 2003

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction	(Commission	(I.R.S. employer
of incorporation)	file number)	identification no.)

4988 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:	(408) 235-5500

Item 9. Regulation FD Disclosure.

     On September 17, 2003, Terayon Communication Systems, Inc. (Company) issued a press release that Liwest, the second largest cable television operator in Austria, is using the Company’s complete Euro-DOCSIS 2.0 (Data Over Cable Service Interface Specification) based cable data system to deliver its “24Speed” broadband service.

Item 7. Exhibits.

99.1	Press Release, dated as of September 17, 2003, entitled Terayon’s Euro-DOCSIS 2.0-Based Cable Data System Deployed by Austria’s Second Largest Cable Television Operator.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.

	By:	/s/ Zaki Rakib

Zaki Rakib
Chief Executive Officer

Date: September 18, 2003

INDEX OF EXHIBITS

99.1	Press Release, dated as of September 17, 2003, entitled Terayon’s Euro-DOCSIS 2.0-Based Cable Data System Deployed by Austria’s Second Largest Cable Television Operator.